EXHIBIT 10.13
UNITED BANKSHARES, INC., UNITED BANK, INC. AND UNITED BANK
RABBI TRUST AGREEMENT
FOR
DEFERRED COMPENSATION PLAN FOR DIRECTORS
          THIS AGREEMENT is hereby made and entered into this ___day of                     , 2008, by and between United Bankshares, Inc. (hereinafter referred to as “UBS”), and United Bank, Inc., a West Virginia state bank, (hereinafter “United Bank (WV)”) and United Bank, a Virginia state bank, (hereinafter “United Bank (Va.)”) and the trust department of United Bank, Inc. (hereinafter referred to as the “Trustee”), as follows:
WITNESSETH
          WHEREAS, UBS, United Bank (WV) and United Bank (Va.) have adopted the United Bankshares, Inc., United Bank, Inc., and United Bank Deferred Compensation Plan for Directors (hereinafter referred to as the “Plan”), a copy of which is attached hereto; and
          WHEREAS, UBS, United Bank (WV) and United Bank (Va.) wish to establish a trust (hereinafter referred to as the “Trust”) and to transfer to the Trust assets which shall be held therein, subject to the claims of creditors of UBS, United Bank (WV) and United Bank (Va.) in the event of the insolvency of UBS, United Bank (WV) or United Bank (Va.) or any combination thereof, until paid to the Plan participants (hereinafter referred to as “Participants”) in such manner and at such time as is specified in the Plan; and
          WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation to directors of UBS, United Bank (WV) and United Bank (Va.), or any combination thereof; and
          WHEREAS, it is the intention of UBS, United Bank (WV) and United Bank (VA) to make contributions to the Trust as agreed upon by and between UBS, United Bank (WV), United Bank

(Va.) and the Participants to provide a source of funds to assist UBS, United Bank (WV) and United Bank (Va.) in meeting their liabilities under the Plan;
          NOW, THEREFORE, the parties hereto do hereby establish a Trust and provide that the Trust shall be comprised, held and disposed of as is set forth herein.
SECTION 1. Establishment of Trust.
          (a) UBS, United Bank (WV) and United Bank (Va.) each hereby deposit with the Trustee in Trust One Dollar ($1.00) which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement.
          (b) The Trust hereby established shall be irrevocable.
          (c) The Trust, is intended to be a grantor trust, of which UBS, United Bank (WV) and United Bank (Va.) are the grantors, within the meaning of Subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.
          (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of UBS, United Bank (WV) and United Bank (Va.) and shall be used exclusively for the uses and purposes herein set forth. The Participants shall not have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be limited to unsecured contractual rights of the Participants against UBS, United Bank (WV) and United Bank (Va.), as the case may be. Any assets held by the Trust will be subject to the claims of the general creditors of UBS, United Bank (WV) and United Bank (Va.) under federal and state law in the event of insolvency as defined in Section 3(a) herein.
          (e) Following the end of each Plan Year, UBS, United Bank (WV) and United Bank (Va.) shall be required to irrevocably deposit additional cash or other property to the Trust in aggregate in an amount sufficient to pay each Plan Participant or Beneficiary the benefits payable pursuant to the Plan at the close of the Plan Year.

SECTION 2. Payments to Plan Participants and Beneficiaries.
          (a) UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, as the case may be, shall deliver to Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Participant and his or her beneficiaries, that provides instructions acceptable to Trustee for determining the amounts so payable, the form in which such amounts are to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Participants and their beneficiaries in accordance with the Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by UBS, United Bank (WV) and United Bank (Va.), or any combination thereof, as the case may be.
          (b) The entitlement of a Participant or his or her beneficiaries to benefits under the Plan shall be determined by UBS, United Bank (WV) and United Bank (Va.) or such party as they or any combination of them shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.
          (c) UBS, United Bank (WV) and United Bank (Va.), or any combination thereof, may make payment of benefits directly to Participants or their beneficiaries as they become due under the terms of the Plan. UBS, United Bank (WV) and United Bank (Va.), or any combination thereof, as the case may be, shall notify Trustee of any such decision to make payment of benefits directly prior to the time amounts due payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, UBS, United Bank (WV) and United Bank (Va.), or any combination thereof, as the case may be, shall make the balance of each such payment as it falls due. Trustee shall notify UBS, United Bank (WV) and United Bank (Va.) where principal and earnings are not sufficient.

SECTION 3. Trustee Responsibility Regarding Payments to Participants When UBS, United Bank (WV) and / or United Bank (Va.) Insolvent.
          (a) Trustee shall cease payment of benefits to the Participants if UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, is Insolvent. UBS shall be considered “Insolvent” for purposes of this Trust Agreement if (i) UBS is unable to pay its debts as they mature, or (ii) UBS is subject to a pending proceeding as a debtor under Bankruptcy Code. United Bank (WV) shall be considered “Insolvent” for purposes of this Trust Agreement if (i) United Bank (WV) is unable to pay its debts as they mature, or (ii) United Bank (WV) is subject to a pending proceeding as a debtor under Bankruptcy Code. United Bank (Va.) shall be considered “Insolvent” for purposes of this Trust Agreement if (i) United Bank (Va.) is unable to pay its debts as they mature, or (ii) United Bank (Va.) is subject to a pending proceeding as a debtor under Bankruptcy Code.
          (b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to the claims of general creditors of UBS, United Bank (WV) and United Bank (Va.), or any combination thereof, as the case may be, under federal and state law as hereinafter set forth. The Board of Directors and Chief Executive Officer of UBS shall have the duty to inform the Trustee of the insolvency of UBS. The Board of Directors and Chief Executive Officer of United Bank (WV) shall have the duty to inform the Trustee of the insolvency of United Bank (WV). The Board of Directors and Chief Executive Officer of United Bank (Va.) shall have the duty to inform the Trustee of the insolvency of United Bank(Va.). If a person claiming to be a creditor of UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, alleges in writing to the Trustee that UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, has become Insolvent, the Trustee shall determine whether UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, as the case may be, is Insolvent and, pending such determination, the Trustee shall discontinue payments to Participants or their beneficiaries.
          (c) Unless Trustee has actual knowledge of the insolvency of UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, or has received notice from UBS, United Bank (WV) or United Bank (Va.) or any combination thereof, as the case may be, or a person claiming to be a creditor alleging that UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, as the case may be, is insolvent, Trustee shall have no duty to inquire whether UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, is insolvent. Trustee may in all events rely on such evidence concerning the insolvency of UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, as the case may be, as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the insolvency of UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, as the case may be.
          (d) If at any time the Trustee has determined that UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, as the case may be, is Insolvent, the Trustee shall discontinue payments to the Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the general creditors of UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, as the case may be. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, as the case may be, with respect to benefits due under the Plan or otherwise. The Trustee shall resume the payments of benefits to Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, as the case may be, is not Insolvent (or is no longer Insolvent).
          (e) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, as the case may be, in lieu of the payments provided for hereunder during any such period of discontinuance.
SECTION 4. Payments to Bank.
          UBS shall have no right or power to direct the Trustee to return to UBS any of the Trust assets; nor to divert payments from the Trust to any person or entity other than the Participants or their beneficiaries in accordance with the Plan. United Bank (WV) shall have no right or power to direct the Trustee to return to United Bank (WV) any of the Trust assets; nor to divert payments from the Trust to any person or entity other than the Participants or their beneficiaries in accordance with the Plan. United Bank (Va.) shall have no right or power to direct the Trustee to return to United Bank

(Va.) any of the Trust assets; nor to divert payments from the Trust to any person or entity other than the Participants or their beneficiaries in accordance with the Plan.
SECTION 5. Investment Authority.
          As directed by the Participants pursuant to the Plan, the Trustee shall have the power:
          (a) To invest and reinvest the principal and income of the Trust and keep it invested, without distinction between principal and income, in any security or Property in accordance with Participants’ direction, including securities (including stock or rights to acquire stock) or obligations issued by UBS, United Bank (WV) or United Bank (Va.), or any combination thereof. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Participants. UBS, United Bank (WV) and United Bank (Va.), or any of them, shall have the right at anytime, and from time to time in its or their sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by UBS, United Bank (WV) or United Bank (Va.), or any of them in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. “Property,” as used herein, shall not include any direct or indirect interest in real estate. For this purpose, “real estate” includes, but is not limited to, real property, mortgages, leaseholds, mineral interests, and any form of asset which is secured by any of the foregoing;
          (b) To collect and receive any and all money and other property due to the Trust and to give full discharge therefore;
          (c) To invest and reinvest the principal income of the Trust in any collective, common or pooled trust fund operated or maintained exclusively for the commingling and collective investment of monies or other assets including any such fund operated or maintained by the Trustee. Notwithstanding the provisions of this Trust Agreement which place restrictions upon the actions of the Trustee or an investment manager, to the extent monies or other assets are utilized to acquire units of any collective trust, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective trust and, to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be part of this Trust Agreement. For purposes of valuation, the value of the interest maintained by the Trust in such collective trust shall be the fair market value of the collective fund units held, determined in accordance with generally recognized valuation procedures. UBS, United Bank (WV) and United Bank (Va.) expressly understand and agree that any such collective fund may provide for the lending of its securities by the collective fund trustee and that such collective fund’s trustee will receive compensation from such collective fund that is separate from any compensation of the Trustee hereunder, or any compensation of the collective fund trustee for the management of such collective fund;
          (d) To purchase, enter, sell, hold, and generally deal in any manner in and with contracts for the immediate or future delivery of financial instruments of any issuer or of any other property; to grant, purchase, sell, exercise, permit to expire, permit to be held in escrow, and otherwise to acquire, dispose of, hold and generally deal in any manner with and in all forms of options in any combination;
          (e) To settle, compromise or submit to arbitration any claims, debt or damages due to owing to or from the Trust; to commence or defend suits or legal proceedings to protect any interest of the Trust; and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; and
          (f) Generally to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Trust.
Nothing in the Plan or the Trust shall permit the location or transfer of any investment assets outside of the United States at any time.
SECTION 6. Disposition of Income.
          During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7. Accounting by Trustee.
          The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to UBS, United Bank (WV) and United Bank (Va.) a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold, with the cost or net proceeds of such purchases being shown separately, and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.
SECTION 8. Responsibility of Trustee.
          (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a lice character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request or approval given by UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, which is contemplated by and in conformity with the terms of the Plan or this Trust Agreement and is given in writing by UBS, United Bank (WV) or United Bank (Va.), or any combination thereof. In the event of a dispute between UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, and another party, Trustee may apply to a court of competent jurisdiction to resolve the dispute, and to that extent shall be relieved of the prudent man rule for investments.
          (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, UBS, United Bank (WV) and United Bank (Va.) agree to indemnify Trustee against Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If UBS, United Bank (WV) or United Bank

(Va.), or any combination thereof, does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee my obtain payment from the Trust.
          (c) The Trustee may consult with legal counsel (who may also be counsel for UBS, United Bank (WV) or United Bank (Va.), or any combination thereof,) with respect to any of its duties or obligations hereunder.
          (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants, or other professionals to assist it in performing any of its duties or obligations hereunder.
          (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.
          (f) Notwithstanding any powers granted to Trustees pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.
SECTION 9. Compensation and Expenses of Trustees.
          UBS, United Bank (WV) and United Bank (Va.), or any combination thereof, shall pay all administrative and Trustee’s fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.
SECTION 10. Resignation and Removal of Trustee.
          (a) Trustee may resign at any time by written notice to UBS, United Bank (WV) and United Bank (Va.), which shall be effective 30 days after receipt of such notice unless UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, and Trustee agree otherwise.

          (b) The Trustee may be removed by UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, on 30 days advance notice or upon shorter notice accepted by the Trustee.
          (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall be transferred to the successor Trustee. The transfer shall be completed within 10 days after receipt of notice of resignation removal or transfer, unless UBS, United Bank (WV) or United Bank (Va.), or any combination thereof, extends the time limit.
          (d) If Trustee resigns or is removed, a successor Trustee shall be appointed in accordance with Section 11 hereof by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor Trustee or for instructions.
SECTION 11. Amendment or Termination.
          (a) This Trust may be amended by a written instrument executed by Trustee, UBS, United Bank (WV) and United Bank (Va.). Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the trust revocable and provided further that no such amendment shall be effective if it would, if effective, cause this Trust Agreement to violate Code Section 409A and the regulations and guidance thereunder or cause any amount of compensation or payment hereunder to be subject to a penalty tax under Code Section 409A and the regulations and guidance issued thereunder, which amount of compensation or payment would not have been subject to a penalty tax under Code Section 409A and the regulations and guidance thereunder in the absence of such amendment.
          (b) The Trust shall not terminate until the date on which Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). Upon termination of the Trust, only assets remaining in the Trust, if any, shall be returned to UBS, United Bank (WV) and United Bank (Va.), or any combination thereof. Any assets contributed by UBS and not used to pay benefits under the Plan or used to pay creditors of UBS, United Bank (WV) or United Bank (Va.) in the event of any insolvency, shall be returned to UBS. Any assets contributed by United Bank (WV) and not used to pay benefits under the Plan or used to pay creditors of UBS, United Bank (WV) or United Bank (Va.) in the event of any insolvency, shall be returned to United Bank (WV). Any assets contributed by United Bank (Va.) and not used to pay benefits under the Plan or used to pay creditors of UBS, United Bank (WV) or United Bank (Va.) in the event of any insolvency, shall be returned to United Bank (Va.).
SECTION 12. Miscellaneous.
          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.
          (b) Benefits payable to Participants or their beneficiaries under this Agreement may not be anticipated, assigned (either by law in equity), alienated or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
          (c) This Trust Agreement shall be governed by and construed in accordance with the laws of West Virginia.
          (d) This Agreement may be executed in one or more counterparts, which taken together shall constitute an original.

          IN WITNESS WHEREOF, UBS, United Bank (WV) and United Bank (Va.) have caused this Agreement to be executed as of the day and year first written above on its behalf, as duly authorized by their Boards of Directors, and the Trustee has also executed this Agreement to indicate its acceptance of the Trust, as of the day and year first written above.

UNITED BANKSHARES, INC.
By:
Its:

UNITED BANK, INC.
By:
Its:

UNITED BANK
By:
Its:

UNITED BANK, INC. As Trustee
By:
Its: